EXHIBIT 99.1

APi Group to Confirm May Year-to-Date Results in Line with Expectations

Company joins broad-market Russell 3000 and Russell 2000 Index

New Brighton, Minnesota – June 30, 2020 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”), announced that during a non-deal roadshow hosted by Citibank today it will confirm that May year-to-date adjusted EBITDA was in line with APi’s expectations despite the negative impact on revenue attributed to COVID-19. APi’s strong cash generation has continued and as of the end of May, the Company had approximately $300 million in cash and cash equivalents on its balance sheet. Results for the second quarter 2020 are expected to be reported in August.

In addition, the Company announced that it joined the broad-market Russell 3000 and Russell 2000 Index at the conclusion of the 2020 Russell Indexes annual reconstitution, effective after the U.S. stock market opened yesterday on June 29, 2020. Membership in the Russell 3000 Index, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000 Index as well as the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell U.S. Indexes primarily by objective, market-capitalization rankings and style attributes.

About APi

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations, primarily in North America. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

+1 651-604-2773

email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

+1 212-521-4845

Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s positioning regarding its future business plans and long-term goals; (ii) the Company’s strategies for each of its segments, including its focus on recurring revenue, its strong balance sheet and variable cost structure, and the opportunities in the industries the Company serves; (iii) the impact of the Company’s planned divestitures; (iv) certain expected 2020 financial results and (v) the impacts of the COVID-19 pandemic on the future operating and financial performance of the Company and its customers, the Company’s plans and strategies to adapt and respond to the pandemic and the expected impact of those plans and strategies. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, and on the global economy generally; (ii) the ability to recognize the anticipated benefits of the acquisition and of the Company to take advantage of strategic opportunities; (iii) changes in applicable laws or regulations; (iv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (v) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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